Exhibit 99.1


                                                                EXECUTION COPY


                              AGREEMENT AND WAIVER
                              --------------------


AGREEMENT AND WAIVER, dated as of March 22, 2007 by and among NATIONAL GRID USA ("National Grid"), KEYSPAN CORPORATION ("KeySpan"), KEYSPAN ELECTRIC SERVICES LLC ("KeySpan Electric"), KEYSPAN GENERATION LLC ("Genco"), and KEYSPAN ENERGY TRADING SERVICES LLC ("KETS") (collectively, the "National Grid/KeySpan Companies") and the LONG ISLAND LIGHTING COMPANY d/b/a LIPA and the LONG ISLAND POWER AUTHORITY (the "Authority" and collectively with LIPA, "LIPA").

                              W I T N E S S E T H:
                              --------------------


     WHEREAS, on February 25, 2006 National Grid plc, National Grid US8 Inc. and KeySpan entered into a certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which National Grid US8 Inc., a wholly-owned subsidiary of National Grid, will merge with and into KeySpan, with KeySpan as the surviving entity and thereby becoming a wholly owned subsidiary of National Grid (the "Merger"), subject to the terms and conditions of the Merger Agreement;

     WHEREAS, the consummation of the Merger will result in a "Change of Control", as such term is defined in Appendix A to the Management Services Agreement, dated as of June 26, 1997, as amended, between KeySpan Electric, a wholly-owned subsidiary of KeySpan, and LIPA (the "MSA") of both KeySpan Electric and KeySpan;

     WHEREAS, the consummation of the Merger will also result in a Change of Control of (a) KeySpan and Genco under the Power Supply Agreement, dated as of June 26, 1997, as amended, between Genco and LIPA (the "PSA"), and (b) the Energy Management Agreement, dated as of June 26, 1997, as amended, between KETS and LIPA (the "EMA");

     WHEREAS,  KeySpan and certain of its affiliates and LIPA have entered into:
(i) the Settlement Agreement and Release, dated January 31, 2006; (ii) the Amended and Restated Management Services Agreement (the "Amended MSA"), dated January 31, 2006; and (iii) the Option and Purchase and Sale Agreement, dated January 31, 2006, as amended by letter agreement, dated as of December 11, 2006 (the "Option Agreement") (collectively, the "2006 Agreements"), all of which will become effective upon receipt of required regulatory approvals;

     WHEREAS, the consummation of the Merger will also result in a Change of Control of both KeySpan Electric and KeySpan under the Amended MSA;

     WHEREAS, upon such Change of Control an Event of Default will occur under the MSA, the PSA, the EMA and the Amended MSA, as a result of which LIPA would have the right to terminate any of these agreements immediately upon written notice;

     WHEREAS, following extensive discussions and negotiations among the parties hereto following the announcement of the Merger Agreement and LIPA's due diligence review of National Grid's financial condition and operations in the United States, LIPA believes that it would be in its best interest not to terminate the MSA, the PSA, the EMA or the Amended MSA and to waive the Events of Default resulting from a Change of Control occasioned by the Merger; and

     WHEREAS, in consideration for LIPA's waiver of the Events of Default resulting from a Change of Control of the MSA, the PSA, the EMA and the Amended MSA, the parties have agreed to enter into this Agreement and Waiver based upon the terms and conditions set forth herein, as well as (i) an Amendment to the Amended MSA (the "MSA Amendment"), dated March 22, 2007; (ii) a First Amendment to the Option Agreement (the "Option Amendment"), dated March 22, 2007; (iii) a Second Option and Purchase and Sale Agreement (the "Second Option"), dated March 22, 2007; (iv) a Fourth Amendment to the Power Supply Agreement, dated March 22, 2007; (v) a Right of First Refusal Agreement, dated March 22, 2007; (vi) an Omnibus Gas Transportation and Balancing Agreement, dated March 22, 2007; and
(vii) certain other related agreements referred to therein (collectively (i) through (vii), the "National Grid Agreements").

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


SECTION 1. WAIVER OF EVENTS OF DEFAULT.
           ----------------------------

     Subject to the terms and conditions hereof and the covenants and agreements set forth herein, in the event the Merger is consummated LIPA hereby waives as of the Effective Date the Events of Default resulting therefrom under each of Sections 7.2(A)(1)(a) of the MSA and 7.2(A)(1)(a) of the Amended MSA, Section 12.3.1(a) of the PSA and Section 7.2.1(a) of the EMA.


SECTION 2. LIPA ALLOCATION OF MERGER SAVINGS.
           ----------------------------------

     2.1. National Grid hereby agrees to allocate to LIPA for the benefit of the LIPA customers a portion of the synergy savings resulting from the Merger. The parties agree that subject to increase pursuant to Section 2.2 below, LIPA's equitable share of such Merger synergy savings is based upon LIPA's customer revenues (less its fuel and purchased power and Shoreham related costs) as compared to other companies entitled to a share of the National Grid/KeySpan synergy savings and net of National Grid's estimated cost of achieving such synergy savings. The "Synergy Savings Amount" is equivalent to US$69,100,000 on a net present value basis using a discount rate of 7.8%, based on equal sharing between LIPA and National Grid/KeySpan of the expected savings between April 2007 and the remaining terms of the Amended MSA and the PSA (which expire on December 31, 2013 and May 28, 2013, respectively), with cost to achieve being levelized over a 10 year period, all as set forth in Schedule A. Accordingly, on the Effective Date (as defined in Section 14.10 below), National Grid shall make a lump sum payment to LIPA of the Synergy Savings Amount or at LIPA's option, will pay to LIPA an amount over the remaining life of the Amended MSA and on the dates as set forth in Schedule B,such payments to be made by wire transfer in immediately available United States Dollars to such account as LIPA shall specify in a written notice to National Grid.

     2.2. The Synergy Savings Amount shall be increased in the event that in its order approving the Merger, the New York State Public Service Commission's ("NYSPSC") determination of the net Merger synergy savings, determined in a manner consistent with the calculation in Section 2.1 (or if such calculation can not be reasonably applied based upon the rate plan or plans ultimately approved by the NYSPSC in the Merger proceeding and the NYSPSC's order approving the Merger, then on a fair and equitable basis, taking into account to the fullest extent practicable the components and methodology of the calculation so as to reflect the intent of the parties), would result in an allocation thereof to LIPA's customers of an amount in excess of US$81,400,000 on a net present value basis using the mid-year convention. In such event, the Synergy Savings Amount payable by National Grid to LIPA on the Effective Date (or at LIPA's option over the term of the Amended MSA) shall be increased by the present value (using a 7.8% discount rate) of such amount exceeding US$81,400,000.


SECTION 3. AMENDMENTS TO THE AMENDED MSA.
           ------------------------------

     3.1. General. LIPA and KeySpan Electric will, simultaneously herewith, enter into the MSA Amendment in the form attached as Exhibit 1 hereto which generally provides, subject to the terms and conditions set forth therein, for the following:

     3.1.1 LIPA Approval Rights. LIPA shall have the right to approve (with such approval not to be unreasonably withheld) proposed key employee changes.

     3.1.2 Staffing Levels. KeySpan Electric will maintain minimum staffing levels for its "on-Island field force". National Grid agrees to treat LIPA as if it were a National Grid affiliate for purposes of providing field and logistics support and mutual aid in the event of a storm or other adverse operating conditions.

     3.1.3 Customer Services. KeySpan Electric shall maintain "on-Island" customer service functions, including a call center and customer walk-in centers pursuant to an overall plan satisfactory to LIPA as set forth in the MSA Amendment.

     3.1.4 Performance Metrics. The parties will enter into a Clean Energy Initiative performance metric as set forth in the MSA Amendment.

     3.1.5 Storm Hardening. For Contract Years 2008 through 2013, KeySpan Electric will provide LIPA an annual credit in the amount of US$1,000,000 towards LIPA's funding of incremental expenditures or allocated Capital Costs related to storm hardening for the T&D System (e.g., hazardous tree removal).

     3.1.6 Other. The definition of "Prevalent Utility Services" in the Amended MSA will be revised and standards and decision making procedures will be established to address potential conflicts of interest arising from National Grid's representation of LIPA's interests before the New York Independent System Operator and other similar industry bodies.

     3.2. Further Consideration. As additional consideration for LIPA's waiver of the Events of Default in the event of a Change of Control as provided in
Section 1 hereof, National Grid hereby agrees to pay to LIPA the further sum of US$7,000,000. On the Effective Date, National Grid shall pay LIPA such amount in immediately available United States Dollars by wire transfer to such account as LIPA shall designate in writing to National Grid.

SECTION 4. NORTHPORT PLANT AND PORT JEFFERSON PLANT ENVIRONMENTAL UPGRADES.
           ----------------------------------------------------------------

     Genco and LIPA will, simultaneously herewith, enter into the Fourth Amendment to the Power Supply Agreement in the form attached as Exhibit 2 hereto which generally provides, subject to the terms and conditions set forth therein, as follows:

     4.1 As promptly as practicable following the Effective Date, Genco will design and implement a detailed work program designed to upgrade the operations and environmental control systems at Units Nos. 3 and 4 at Genco's Northport generating facility (the "Northport Plant") in order to improve the efficiency of, and reduce NOx emissions from, these Units (the "Northport Project"). Among other things, Genco agrees, subject to Section 4.2 below, to install at the Northport Plant Units Nos. 3 and 4 General Electric Dense Pack turbine efficiency systems, or their equivalent, including last stage turbine blades and related NOx emission control systems. An implementation schedule which estimates project milestones for the Northport Project is set forth on Schedule C hereto.

     4.2 Conduct of the Northport Project shall be subject to (a) technical, environmental and economic feasibility, and (b) the receipt of all required regulatory approvals, including any necessary approvals by the New York State Department of Environmental Conservation and the U.S. Environmental Protection Agency, the terms and conditions of which shall be reasonably satisfactory to both the National Grid/KeySpan Companies and LIPA.

     4.3 Genco and LIPA agree to fully cooperate on the design, scope, procurement and installation of equipment and systems related to the Northport Project. Without limitation, LIPA shall have the right to review and approve (such approval not to be unreasonably withheld) all submissions to regulatory or other governmental agencies and contracts or other commitments for equipment and services related to the Northport Project, and to participate in any meetings or proceedings with regulatory or other agencies or bodies with respect thereto. Genco and LIPA shall provide copies to each other of all correspondence in connection with the foregoing. As promptly as practicable following the Effective Date, Genco and LIPA shall each designate a representative who shall have principal responsibility for coordinating and communicating activities involving the Northport Project on behalf of that party.

     4.4 Reserved.

     4.5 Within a reasonable time following the Effective Date, subject to technical, environmental and economic feasibility and receipt of all necessary regulatory approvals, the terms and conditions of which shall be reasonably satisfactory to both the National Grid/KeySpan Companies and LIPA, Genco will implement and install at Units Nos. 1 and 2 of the Northport Plant turbine efficiency systems and related NOx emission control systems similar to and on the same terms and conditions as those for the Northport Project (excluding last stage turbine blades). To this end, Genco agrees to commence the necessary technical, environmental and economic feasibility studies within eighteen (18) months following the Effective Date.

     4.6 National Grid, at its sole expense, agrees to perform a Northport Plant engineering and economics repowering study that will consider environmental, fuel supply and transmission issues. The scope of work and deliverables relating to the "Northport Plant Repowering Study" is attached hereto as Schedule D. The parties will mutually agree in advance on the timing of such study.

     4.7 As promptly as practicable following the Effective Date, Genco will design and implement a work plan designed to upgrade the NOx emission control systems at Units Nos. 3 and 4 at Genco's Port Jefferson generating station (the "Port Jefferson Plant") in order to reduce NOx emissions from these Units (the "Port Jefferson NOx Reduction Project"). Such upgrades shall, as in the case of the Northport Project, be subject to technical, environmental and economic feasibility and receipt of all required regulatory approvals reasonably satisfactory to the parties and the other terms and conditions and provisions, including with respect to Genco's cost recovery, as are set forth herein. An implementation schedule which estimates project milestones, for the Port Jefferson NOx Reduction Project is set forth in Schedule C hereto.

     4.8 The parties estimate that the total capital cost of (a) the turbine efficiency systems and related NOx emission control systems for Northport Plant Unit Nos. 3 and 4, (b) the turbine efficiency and NOx emission control system for Northport Plant Units Nos. 1 and 2, and (c) the NOx emission control systems at Port Jefferson 3 and 4 will be approximately US$100,000,000, in the aggregate.

     4.9. The parties agree that a special cost recovery mechanism shall apply to the capital investments described in Sections 4.1, 4.5 and 4.7 above. Specifically, the annual revenue requirements for these facilities shall be based upon 100 percent debt financing at a rate equal to that obtainable by an A rated issuer of 20-year fixed rate tax exempt debt. The parties further agree that Genco shall recover incremental revenue requirements associated with such projects under the PSA's existing cost recovery mechanism; provided, however, such mechanism shall be amended to provide that, with respect to these assets, recovery of the cumulative revenue requirements shall be limited to the cumulative fuel and emission allowance savings from such projects.


SECTION 5. RESERVED.
           ---------


SECTION 6. LIPA OPTION TO PURCHASE THE E.F. BARRETT AND FAR ROCKAWAY PLANTS.
           -----------------------------------------------------------------


     6.1. Pursuant to the Option Agreement, Genco has granted to LIPA the option to purchase Genco's E.F. Barrett Plant and/or the Far Rockaway Plant and certain related assets subject to the terms and conditions set forth therein. The Option Agreement provides that unless exercised, LIPA's option thereunder shall expire at 3 p.m. on May 31, 2008.

     6.2. Genco and LIPA will, simultaneously herewith, enter into the Option Amendment in the form attached as Exhibit 3 hereto which provides, subject to the terms and conditions set forth therein, for a change in the "Expiration Date" (as such term is defined in the Option Amendment) to a date which is (a) in the case of the E.F. Barrett Plant, May 31, 2008 and (b) in the case of the Far Rockaway Plant, May 31, 2008.

     6.3 The Option Amendment further provides for the grant to LIPA of an option to purchase (but only if LIPA exercises its option to purchase the E.F. Barrett Plant), on the same terms and conditions as those applicable to the E.F. Barrett Plant, Genco's Internal Combustion Units on the E.F. Barrett Plant site and related assets, which assets are currently excluded from LIPA's purchase option.

SECTION 7. WADING RIVER AND SHOREHAM PLANT PURCHASE OPTIONS.
           -------------------------------------------------


     As provided by and subject to the terms and conditions set forth in the Second Option, Genco hereby agrees to grant LIPA an option (exercisable for a six month period following the date on which the Merger is consummated) to purchase Genco's Wading River and/or Shoreham combustion turbine plants and related assets for a purchase price equal to (a) in the case of all assets, other than the related CWIP and materials and supplies, their net book value plus twenty-five percent (25%) and (b) in the case of such CWIP and materials and supplies their net book value. Simultaneously herewith, the parties are entering into the Second Option, in the form attached as Exhibit 4 hereto, providing for the foregoing.

SECTION 8. SALE OF OTHER GENCO PLANTS.
           ---------------------------


     8.1. National Grid, KeySpan and Genco hereby agree that in the event they should decide to sell, transfer (other than to a majority owned affiliate) or otherwise dispose of any of the Genco "Generating Facilities" (as such term is defined in the PSA), in addition to LIPA's existing rights under the PSA, they shall provide LIPA with (a) prompt written notice thereof and (b) the opportunity to participate in any such proposed sale or other disposition process (whether by way of a competitive bid, privately negotiated sale or otherwise) on a basis equivalent to that provided to all other prospective purchasers.

     8.2. National Grid and Genco hereby agree to grant LIPA a right of first refusal to purchase any (but not less than all) of the Genco Generating Facilities (as such term is defined in the PSA) which Genco proposes to sell to a foreign or foreign controlled entity. Simultaneously herewith, the parties are entering into a Right of First Refusal Agreement, in the form attached hereto as
Exhibit 5, providing for the foregoing.

SECTION 9. REPLACEMENT POWER INSURANCE.
           ----------------------------

     9.1. In order to protect LIPA from the potentially higher cost of obtaining replacement power during summer peak periods in the event of a forced outage or derating of certain key Genco plants, National Grid hereby agrees to obtain replacement power insurance coverage at a premium of up to $1 million a year for three years following the Effective Date (subject to extension depending on the ability of Genco's plants to satisfy certain availability requirements). If the PSA performance metric for availability is not within the penalty range for three (3) consecutive years, then National Grid will be relieved of this insurance procurement requirement going forward.

     9.2. National Grid shall procure such replacement power insurance to become effective on a date provided by LIPA after the Effective Date. LIPA shall have the right to review the terms and conditions of the insurance policy which shall be reasonably satisfactory to the parties.


SECTION 10. GAS TRANSPORTATION RATE CHARGES.
            --------------------------------

     As provided by and subject to the terms and conditions set forth in the Omnibus Gas Transportation and Balancing Agreement, commencing on the Effective Date, the parties agree that (a) the expiration date for the rate and balancing provisions with respect to the gas transportation services provided to certain generating plants as set forth in the Agreement and Plan of Merger, dated as of June 26, 1997 by which, among other things, the Authority acquired the Long Island Lighting Company, shall be extended from November 27, 2009 to May 28, 2013, (b) the expiration date for such rate and balancing provisions with respect to the gas transportation services provided to generating stations installed since the date of LIPA's acquisition of LILCO with respect to which LIPA has entered into power purchase agreements (collectively, "Fast Track Units" or "FTUs") shall be extended from the Effective Date, subject to certain cash-out balancing provisions, and (c) up to 1500 MW of LIPA owned or contracted for generation within KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island's ("KEDLI") service territory, not covered in paragraphs (a) and (b) above, entering service prior to May 28, 2013 will be subject to the rate and cash-out balancing provisions applicable to the FTUs. Simultaneously herewith, the parties are entering into the Omnibus Gas Transportation and Balancing Agreement, in the form of Exhibit 6 hereto, reflecting the foregoing.

SECTION 11. TAX CERTIORARI PROCEEDINGS.
            ---------------------------

         Notwithstanding any provisions to the contrary in the PSA or the June 26, 1997 Agreement and Plan of Merger, between the KeySpan parties and LIPA, for the term of the PSA National Grid and Genco hereby agree that unless directed to do so by LIPA, they shall not initiate any tax certiorari proceedings with respect to any Genco "Generating Facilities", as such term is defined in the PSA.


SECTION 12. ELECTRIC AND GAS EFFICIENCY PROGRAMS
            ------------------------------------

     National Grid agrees to provide US$12,000,000 to be spread equally over a 6-year period to fund LIPA/National Grid co-branded joint electric and gas efficiency projects (the "Joint Efficiency Effort" hereinafter also referred to as "JEE"). LIPA intends to provide for its participation in JEE through its existing Clean Energy Initiative or other follow-on efficiency program. National Grid currently anticipates to provide for its participation in the JEE from its proposed gas DSM program or through funding available from NYSERDA in the event a state-wide gas SBC is implemented. The objective of JEE is to identify efficiency opportunities that include both electric and gas savings. It is anticipated that the initiatives undertaken through JEE will result in comprehensive multiple end-use projects characteristic of combined electric and gas efficiency programs. Experience gained through the completion of these joint projects will help identify how the gas efficiency programs that KEDLI is proposing to offer can be integrated most effectively with LIPA's existing electric efficiency programs. Both National Grid and LIPA will actively participate in the development of the projects undertaken through JEE. While overall administration and implementation of JEE is expected to be conducted within LIPA's existing energy efficiency programs, prior to commencement of JEE, National Grid and LIPA will mutually agree on the details of JEE, which may include, but are not limited to: (a) classes of ratepayers and/or customer segments that the projects would target (e.g., commercial and low income); (b) number of projects per year (e.g., 4 to 5 projects per class of ratepayer); (c) timetable for project completion; (d) annual budget per ratepayer class or customer segment; (e) project identification procedures and project eligibility factors to be considered for selection; (f) allocation of costs and savings among efficiency programs; (g) project and expenditure reporting requirements; and (h) identification of measures and methods for calculating efficiency savings.

SECTION 13. CONFLICTS WITH OTHER AGREEMENTS
            -------------------------------

     The terms and conditions of the 2006 Agreements, the PSA, the EMA and the National Grid Agreements shall exclusively control the rights and obligations of the parties thereunder and if there is any conflict between (a) the Agreement and Waiver, and (b) the terms and conditions of the 2006 Agreements, the PSA, the EMA or the National Grid Agreements, the agreements listed in (b) will govern.


SECTION 14. GENERAL PROVISIONS.
            -------------------

     14.1. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, or (ii) hand delivered, or (iii) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


                  if to LIPA:           Long Island Power Authority
                                        333 Earle Ovington Blvd., Suite 403
                                        Uniondale, NY 11553
                                        Attn: General Counsel

                  and to:               Thelen Reid Brown Raysman & Steiner LLP
                                        875 Third Avenue
                                        New York, NY 10022
                                        Attn: Douglas E. Davidson

                  if to the National    National Grid
                  Grid/KeySpan          25 Research Drive
                  Companies:            Westborough, MA 01582
                                        Attn: Lawrence J. Reilly


                  and to:               KeySpan Corporation
                                        One MetroTech Center
                                        Brooklyn, NY 11201
                                        Attn: John J. Bishar, Jr.


     Each notice or communication shall be deemed to have been given on the date received.

     14.2. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.3. Miscellaneous. This Agreement, together with the Exhibits and Schedules annexed hereto: (i) except as provided in Section 13 hereof, shall constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (ii) shall be binding upon, and inure to the benefit of, the parties hereto and thereto and their respective successors and permitted assigns and are not intended to confer upon any other person, any rights or remedies hereunder or thereunder; and (iii) may be executed in two or more counterparts which together shall constitute a single agreement.

     14.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS IN AND FOR NASSAU COUNTY, NEW YORK OR THE FEDERAL COURTS IN AND FOR THE EASTERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS
RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     14.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto without the prior written consent of the other parties and any attempt by a party to make any such assignment without such prior written consent shall be null and void. No party shall be relieved of any liability arising hereunder in respect of any assignment pursuant to this Section, unless such assignor has received a written release expressly excepting such assignor from any liability that may arise hereunder.

     14.6. Waiver; Amendment. No waiver by any party hereto of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No failure or delay by either party hereto at any time to require the other party hereto to perform strictly in accordance with the terms hereof shall preclude such party from requiring performance by such other party hereto at any later time. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

     14.7. Further Assurances. The parties hereto agree to execute and deliver such other instruments, agreements and other documents and to take such other action as may be reasonably necessary to further the purposes of the Agreement.

     14.8. Representations and Warranties. The National Grid/KeySpan Companies hereby represent and warrant to LIPA, and LIPA hereby represents and warrants to the National Grid/KeySpan Companies that:

     14.8.1 Due Authorization and Binding Obligation. Such party has duly authorized the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by such party. No consent or authorization of, filing with, notice to, or other act by or in respect of any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except for, in the case of LIPA (a) receipt of approval of the New York State Attorney General (as to form) and (b) receipt of approval of the New York State Comptroller (such approvals being collectively referred to as the "Governmental Approvals").

     14.8.2 No Conflict. Neither the execution nor the delivery by such party of this Agreement nor the performance by such party of its obligations hereunder nor the consummation by such party of the transactions contemplated hereby will
(a) upon receipt of the Governmental Approvals, conflict with, violate or result in a breach of any law or governmental regulation applicable to such party or
(b) conflict with, violate or result in a breach of any term or condition of any judgment, decree, agreement or instrument to which such party is a party or by which such party or any of its properties or assets are bound, or constitute a default under such judgment, decree, agreement or instrument.

     14.8.3 No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or governmental authority pending or to such party's best knowledge, threatened, which relates to this Agreement, or which would materially and adversely affect the performance by such party of its obligations hereunder.

     14.8.4 No Legal Prohibition. Upon receipt of the Governmental Approvals, there will be no law applicable to such party which would prohibit the performance by such party of this Agreement or any of the transactions contemplated hereby.

     14.9. Fees and Expenses. Each party shall bear its own costs and expenses (including those of such party's legal, financial and other advisors) incurred in connection with the transactions contemplated by this Agreement.

     14.10. Effective Date. This Agreement shall become legally binding and effective only upon satisfaction of each of the following conditions precedent (the date upon which all such conditions are satisfied, being the "Effective Date"):

     14.10.1 Approvals reasonably satisfactory to National Grid and LIPA from the New York State Comptroller and the New York State Attorney General (as to form) of this Agreement and each of the National Grid Agreements;

     14.10.2 Each of the 2006 Agreements shall have become effective pursuant to their respective terms and be in full force and effect; and

     14.10.3 The Merger shall have been consummated.

     14.11. Termination. This Agreement may be terminated at any time by mutual written consent of the parties hereto.

         IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the date first above written.




NATIONAL GRID USA                              LONG ISLAND POWER AUTHORITY

By:  /s/Lawrence J. Reilly                By:  /s/Kevin S. Law
     ---------------------                     ---------------
     Name:  Lawrence J. Reilly                 Name:  Kevin S. Law
     Title: Executive Vice President and       Title: Chairman
            General Counsel


KEYSPAN CORPORATION                            LONG ISLAND LIGHTING COMPANY
                                               d/b/a/ LIPA
By:  /s/John J. Bishar Jr.                By:  /s/Richard M. Kessel
     ---------------------                     --------------------
     Name:  John J. Bishar Jr                  Name:  Richard M. Kessel
     Title: Executive Vice President           Title: CEO & President



KEYSPAN ELECTRIC SERVICES LLC

By:  /s/John J. Bishar Jr.
     ---------------------
     Name: John J. Bishar Jr.
     Title: Executive Vice President



KEYSPAN GENERATION LLC

By:  /s/John J. Bishar Jr.
     ---------------------
     Name:  John J. Bishar Jr.
     Title: Executive Vice President



KEYSPAN ENERGY TRADING SERVICES LLC

By:  /s/John J. Bishar Jr.
     ---------------------
     Name:  John J. Bishar Jr.
     Title: Executive Vice President

                                   Schedule A
                                   ----------


                                [GRAPHIC OMITTED]









                               [GRAPHIC OMITTED]

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                                       17

                               [GRAPHIC OMITTED]





                               [GRAPHIC OMITTED]

                                   Schedule B
                                   ----------


                                Synergy Payments
                              (Combined MSA & PSA)
                                  Calendar Year


                                [GRAPHIC OMITTED]

                                   Schedule C
                                   ----------

               Implementation Schedule and Project Milestones for the Northport Project and the Port Jefferson NOx Reduction Project







                                [GRAPHIC OMITTED]

                                   Schedule D
                                   ----------

                        Northport Plant Repowering Study

                                  Scope of Work

A comprehensive engineering, economic and environmental feasibility study shall be conducted by a recognized and qualified consulting firm mutually agreeable to National Grid, KeySpan and the Long Island Power Authority ("LIPA") for the repowering of the Northport Plant. The study shall utilize and expand upon, the existing repowering studies conducted under LIPA/KeySpan's direction by Lockwood Green. The study scope shall contain a 20 year study period and shall be determined in consultation with LIPA. The scope shall include the following aspects:

1. Examination of the number of existing units which could be repowered and the maximum incremental capacity which could be added to the site given the existing physical, technical, regulatory and other constraints of the site.

2. Examination of the advantages, disadvantages, risks and EPC (Engineer Procure and Construct) costs of the various repowering options available, including "Hybrid" (re-utilization of existing steam turbines/condensers etc.) and
"Backyard" (building of stand alone new combined cycle capacity and the concurrent retirement/mothballing or curtailed use of the existing facility). Site layout drawings for each option shall be developed and provided.

3. Examination of the electric transmission upgrades required and the estimated EPC costs necessary to deliver the capacity and energy into the LIPA system for each repowering approach.

4. Examination of the fuel supply infrastructure upgrade requirements and their estimated costs for each repowering approach.

5. Examination of the cooling system options available and their EPC costs including (i) continued use of the existing once through cooling system, (ii) use of natural draft cooling towers, (iii) mechanical draft cooling towers, (iv) air cooled condensers and (v) the possible use of a Substratum Intake System
(SIS) once through cooling configuration. Cooling system analysis shall include an assessment of the licensability of the existing once through system under existing and anticipated state and federal regulation.

6. A comparison of before and after stack emission rate and total annual mass emissions for key air pollutants including NOx, SO2, and CO2 and determination of long term emission impacts of the repowering in conjunction with the total LIPA system.

7. A pre and post repowering air quality impact comparison and optimum stack height analysis.

8. An examination of the noise impacts and the mitigation options and EPC costs for each repowering approach.

9. An examination of the aesthetic impacts of the various options.

10. An examination of waste water management options, including re-use of existing waste water treatment facilities, required modifications and estimated EPC costs, and an examination of incremental fresh water supply requirements, if any.

11. An examination of the required modifications to existing substation infrastructure and their estimated EPC cost.

12. An examination of repowering scenarios within an integrated resource management plan (MAPPS analysis- with support from and in conjunction with LIPA's planning organization). Such analysis shall include an estimate of the optimal timing for the introduction of repowering capacity increments within LIPA's integrated resource plan and load growth estimates, an examination of the electric system reliability and fuel diversity implications and the electric rate impact of the various repowering options.

13. An overall examination of the licensability of the various options under federal, state and local law and an estimate of the licensing requirements, approach, duration, milestones and approvals required.

14. An examination of the property tax and or pilot payment implications of the various repowering options.

15. An examination of the ammonia delivery, storage and safety implications associated with the Selective Catalytic Reduction (SCR) NOx control systems.

16. An examination of demolition requirements if any associated with the various repowering options and their EPC costs.

17. An examination of necessary outage durations and the LIPA system impacts of unavailable capacity, if any, during construction for the various repowering options.

Deliverables:
-------------

After consultation with LIPA regarding the study of the various options the consultant shall provide a preliminary report identifying the most feasible repowering options and an analysis of the rationale for their selection and the rejection of the other options examined.

After review and approval by National Grid/KeySpan and LIPA, the consultant shall develop and provide a conceptual designs, detailed site layout plans, budgetary level EPC cost estimates, approximate licensing, procurement and construction schedule, heat balance, water balance, environmental impact and air quality benefit assessment and an electric rate impact assessment for each of the highest feasibility repowering options agreed upon by National Grid/KeySpan and LIPA.

                                    Exhibit 1


                          Amendment to the Amended MSA

                                    Exhibit 2


                 Fourth Amendment to the Power Supply Agreement

                                    Exhibit 3


          First Amendment to the Option and Purchase and Sale Agreement

                                    Exhibit 4


                  Second Option and Purchase and Sale Agreement

                                    Exhibit 5


                        Right of First Refusal Agreement

                                    Exhibit 6

               Omnibus Gas Transportation and Balancing Agreement